Exhibit 10.25
LOAN MODIFICATION AGREEMENT
This Loan Modification Agreement is entered into as of March 31, 2005 by and between palmOne, Inc. (the “Borrower”) and Silicon Valley Bank (“Bank”).
1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated August 28, 2003 (as may be amended, restated, or otherwise modified from time to time, the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Thirty Million Dollars ($30,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.
Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.
Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
A. Modification(s) to Loan Agreement.
1.	Subletter (b) of Section 6.3 entitled “Financial Statements, Reports, Certificates” is hereby amended to read as follows:
(b) For so long as either (i) the aggregate amount of outstanding Advances and Letters of Credit, FX Forward Reserve and Cash Management Services, without duplication, exceed $10,000,000 for more than 30 consecutive days or (ii) unrestricted cash and short-term investments for Borrower and its Subsidiaries is less than $135,000,000, then Borrower will deliver to Bank as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer commensurate with that prepared for Borrower’s executive management, together with a Compliance Certificate.
2.	Section 6.7 entitled “Financial Covenant” is hereby amended to read as follows:
Borrower will maintain the following as of the last day of each month: Unrestricted Cash plus short-term investments maintained in the United States in an amount of not less than One Hundred Million Dollars ($100,000,000).
B. Waiver of Financial Covenant Default(s)
1.	Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to maintain Unrestricted Cash on deposit in the United States in an amount of not less than $100,000,000 for the fiscal months ended February 25,

2005 and March 25, 2005. Bank’s waiver of Borrower’s compliance of this covenant shall apply only to the foregoing periods. Accordingly, for the fiscal month ending April 29, 2005, Borrower shall be in compliance with this covenant, as amended herein.
Bank’s agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower’s compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank’s right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank’s right to demand strict performance of all other covenants as of any date.
4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.
6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.
This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

PALMONE, INC.		SILICON VALLEY BANK

By:	/s/ Andrew J. Brown	By:	/s/ Heather Hamilton

Name: Andrew J. Brown		Name: Heather Hamilton
Title: CFO		Title: VP, Silicon Valley Bank